[logo - American Funds®]	Capital World Growth and Income Fund, Inc. 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

GINA H. DESPRES, Vice Chairman and Principal Executive Officer, and JEFFREY P. REGAL, Treasurer and Principal Financial Officer of Capital World Growth and Income Fund, Inc. (the "Registrant"), each certify to the best of her or his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended November 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL WORLD GROWTH AND INCOME FUND, INC.	CAPITAL WORLD GROWTH AND INCOME FUND, INC.

/s/ Gina H. Despres	/s/ Jeffrey P. Regal
Gina H. Despres, Vice Chairman	Jeffrey P. Regal, Treasurer

Date: February 7, 2008	Date: February 7, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL WORLD GROWTH AND INCOME FUND, INC. and will be retained by CAPITAL WORLD GROWTH AND INCOME FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.